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                                                                EXHIBIT 23.3


                       [RYDER SCOTT COMPANY LETTERHEAD]




              CONSENT OF RYDER SCOTT COMPANY PETROLEUM ENGINEERS


As independent petroleum engineers, we hereby consent to the incorporation by reference in this registration statement of our Firm's review of the proved oil and gas reserve quantities of Apache Corporation, DEKALB Energy Company, and of certain properties acquired from Texaco Exploration and Production Inc., as of January 1, 1995, and to all references to our Firm's name and review included in this registrations statement.


                                       /s/ Ryder Scott Company
                                           Petroleum Engineers
                                           --------------------------
                                           RYDER SCOTT COMPANY
                                           PETROLEUM ENGINEERS



Houston, Texas
October 27, 1995